EXHIBIT VII

                                                                  EXECUTION COPY

                            BCAM INTERNATIONAL, INC.

                            10%/13% CONVERTIBLE NOTE



$5,000,000New York, New York
                                                                  April 30, 1998

          FOR VALUE RECEIVED, BCAM INTERNATIONAL, INC. (the "Company"), a New York corporation, hereby promises to pay to the order of IMPLEO LLC or registered assigns, the principal sum of FIVE MILLION DOLLARS ($5,000,000) on April 16, 1999, with interest (computed on the basis of a 360-day year, consisting of twelve 30-day months) on the unpaid balance thereof at the rate of 10% per annum from the date hereof, payable semi-annually in arrears on March 19 and September 19 (each, an "Interest Payment Date") until the principal hereto shall have been paid in full; provided, however, that in lieu of making interest payments in cash, the Company may elect (the "Interest Election"), by giving written notice to each registered holder of Notes of such election, to pay interest in kind at the rate of 13% per annum, in which event such interest shall be capitalized and added to the outstanding principal balance of this Note on the date of each such Interest Election. Payments of both principal and interest are to be made at the principal office of the Company in lawful money of the United States of America. Any amounts of principal hereof or interest hereon which are not paid when due or required hereunder or under the Agreement shall thereafter bear interest until paid in full at the rate of 15% per annum.

          This Note is issued pursuant to a Note Purchase Agreement dated as of September 19, 1997, as amended, between the Company and the Purchaser (as defined therein) (the "Agreement") and is entitled to the benefits thereof.

          Payments of principal, interest, premium (if any), and all other amounts in respect of this Note are subordinate, to the extent specified in that certain Subordination Agreement dated as of September 19, 1997, among the Subordinated Creditors (as such term is defined in the Subordination Agreement) and Bank One, N.A., to the prior payment in full of the Senior Debt (as defined in such Subordination Agreement). By accepting this Note, the holder hereof agrees to such subordination.

          This Note may not be prepaid, in whole or in part, prior to maturity without the consent of the holder hereof.

          If any payment on this Note becomes due and payable on a day other than a Business Day (as defined in the Agreement), the maturity thereof shall be extended to the next succeeding Business Day.

          At any time or from time to time on and after September 19, 1998, the holder of this Note may convert all or any portion of the unpaid principal amount of this Note and accrued but unpaid interest hereon (and any interest which the Company has elected to pay in kind in accordance with the terms hereof) into shares of common stock of the Company (the "Conversion Privilege"), par value $.01 per share at the Conversion Price (as such term is defined in the Agreement) in effect as of the date of such conversion by executing and delivering to the Company the Conversion Notice attached hereto as Exhibit 1. Upon request by the holder hereof, the Company shall advise the holder of the applicable Conversion Price and all other terms and conditions of the Conversion Privilege.

          As provided in the Agreement, upon surrender of the Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.


          THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          If an Event of Default, as defined in the Agreement, shall occur and be continuing, the unpaid principal amount of this Note and all accrued but unpaid interest may be declared due and payable in the manner and with the effect provided in the Agreement.

[seal]                             BCAM INTERNATIONAL, INC.



Attest:                            By:  _________________________
                                      Title: ____________________

___________________________

EXHIBIT 1

                            BCAM INTERNATIONAL, INC.

                            10%/13% CONVERTIBLE NOTE

                                CONVERSION NOTICE

To the Company:

The undersigned hereby exercises the option to convert one or more of the 10%/13% Convertible Notes of the BCAM International, Inc., aggregate amount $__________, or the portion thereof below designated, into shares of Common Stock of the Company in accordance with the terms of such Notes, and directs that the shares of Common Stock issuable upon conversion, together with any check in payment of fractional shares and any Note representing any unconverted principal amount hereof, be issued and delivered to the undersigned at the address indicated below unless a different name has been indicated below, in which case the undersigned will pay all transfer taxes payable with respect thereto.

Dated: _________________

                              ___________________________________
                              Signature of Holder
DELIVERY ADDRESS:             Social Security or Identifying Number

                              ___________________________________
______________________
______________________
______________________             Amount to be Converted:

                              $___________________________

FILL IN FOR REGISTRATION OF SHARES
AND NOTES, IF DIFFERENT FROM HOLDER
SUBMITTING THIS NOTE:
______________________
Name
______________________
Address
Social Security or Identifying Number:
______________________